Exhibit 99.1

EARNINGS RELEASE

By:                             Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington 98104

CONTACT:	R. Jordan Gates
President and Chief Operating Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 12%

SEATTLE, WASHINGTON – May 7, 2008, Expeditors International of Washington, Inc. (NASDAQ: EXPD) today announced net earnings of $66,472,000 for the first quarter of 2008, as compared with $59,288,000 for the same quarter of 2007, an increase of 12%.  Net revenues for the first quarter increased 12% to $374,328,000 as compared with $334,136,000 reported for the first quarter of 2007.  Total revenues and operating income were $1,307,321,000 and $105,564,000 in 2008, as compared with $1,118,946,000 and $94,525,000 for the same quarter of 2007, increases of 17% and 12%, respectively.  Diluted net earnings per share for the first quarter were $.30 as compared with $.27 for the same quarter in 2007, an increase of 11%.  The Company also reported that same store net revenues and operating income both increased 12%, respectively, during the first quarter of 2008, as compared with the same period in 2007.

“We feel very good about these first quarter 2008 results. They are balanced from a global contribution perspective and they reinforce our long-held premise that Expeditors’ core growth potential comes from taking market share” said Peter J. Rose, Chairman and Chief Executive Officer. “Despite having spent a good part of each day side stepping ‘chicken little’ and the associated pieces of ‘falling sky’ that follow him about, our employees actively sought out new business opportunities this quarter.  This allowed us to expand market share by fulfilling our customer’s increasingly complex supply-chain requirements.” Rose explained.

“Typically every year this business presents some kind of unique challenge. Apart from the ongoing Department of Justice investigation of our industry (which cost us over $1.6 million in legal fees alone during the first quarter), in 2008 we’ve had to endure the ‘non-stop’ 24-hour media sound bite harangue about the economy.  We understand that while the general public’s perception of the state of the economy can’t be totally ignored, neither can it be accepted as a justification for lowering our standards or diminishing our intensity.” Rose continued.  “So much of this is about maintaining confidence through keeping things in proper perspective. For instance, one needs to remember that even by the reckoning of the most pessimistic pundits, the economy in 2008 is pretty much the same size as it was last year in 2007.  Given that we all felt pretty good about prospects last year, we don’t believe there is any good reason why we can’t generate market share gains in 2008. We’re grateful that our customers, our employees and our key service providers all share this same vision—one that has been a cornerstone of our philosophy since our inception” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 179 full-service offices, 69 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

1st Quarter 2008 Earnings Release

May 7, 2008

Expeditors International of Washington, Inc.

Financial Highlights

Three months ended

March 31, 2008

Unaudited

(in 000’s of US dollars except share data)

	Three Months Ended
	2008	2007	% Increase
Revenues	$1,307,321	$1,118,946	17%
Net revenues	$374,328	$334,136	12%
Operating income	$105,564	$94,525	12%
Net earnings	$66,472	$59,288	12%
Diluted earnings per share	$.30	$.27	11%
Basic earnings per share	$.31	$.28	11%
Diluted weighted average shares outstanding	220,437,979	222,842,546
Basic weighted average shares outstanding	213,062,231	213,428,221

Offices opened during the First Quarter of 2008 (• = Full Service, + = Satellite)

ASIA	NEAR/MIDDLE EAST	NORTH AMERICA
Fuzhou, People’s Republic of China•	Damman, Kingdom of Saudi Arabia•	Raleigh, Durham•
Coimbatore, India+
Kolkata, India+
Manama, Kingdom of Bahrain•

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on May 9, 2008 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about May 16, 2008.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$740,966	$574,599
Short-term investments	606	674
Accounts receivable, net	878,191	933,519
Deferred Federal and state income taxes	7,185	8,278
Other current assets	19,117	17,627
Total current assets	1,646,065	1,534,697

Property and equipment, net	500,845	497,892
Goodwill, net	7,927	7,927
Other intangibles, net	7,710	7,832
Other assets	21,156	20,717

	$2,183,703	$2,069,065
Liabilities and Shareholders’ Equity

Current liabilities:
Short term debt	748	—
Accounts payable	615,800	613,108
Accrued expenses, primarily salaries and related costs	145,598	129,669
Federal, state and foreign income taxes	36,812	26,976
Total current liabilities	$798,958	$769,753

Deferred Federal and state income taxes	$67,566	$55,533

Minority interest	$17,367	$17,208

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 212,995,326 shares at March 31, 2008 and 212,996,776 shares at December 31, 2007	2,130	2,130
Additional paid-in capital	48,788	50,006
Retained earnings	1,209,937	1,143,464
Accumulated other comprehensive income	38,957	30,971
Total shareholders’ equity	1,299,812	1,226,571

	$2,183,703	$2,069,065

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended
	March 31,
	2008	2007
Revenues:
Airfreight	$599,763	$517,205
Ocean freight and ocean services	446,792	375,202
Customs brokerage and other services	260,766	226,539

Total revenues	1,307,321	1,118,946

Operating expenses:
Airfreight consolidation	461,099	389,644
Ocean freight consolidation	360,440	298,891
Customs brokerage and other services	111,454	96,275
Salaries and related costs	205,815	182,761
Rent and occupancy costs	19,435	16,667
Depreciation and amortization	9,772	9,575
Selling and promotion	9,504	9,096
Other	24,238	21,512
Total operating expenses	1,201,757	1,024,421

Operating income	105,564	94,525

Interest expense	(71)	(14)
Interest income	4,964	5,219
Other, net	1,274	755

Other income, net	6,167	5,960

Earnings before income taxes and minority interest	111,731	100,485

Income tax expense	45,210	41,160

Net earnings before minority interest	66,521	59,325

Minority interest	(49)	(37)

Net earnings	$66,472	$59,288

Diluted earnings per share	$0.30	$0.27

Basic earnings per share	$0.31	$0.28

Weighted average diluted shares outstanding	220,437,979	222,842,546

Weighted average basic shares outstanding	213,062,231	213,428,221

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2008	2007
Operating Activities:
Net earnings	$66,472	$59,288
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(177)	514
Deferred income tax expense	8,826	5,468
Excess tax benefits from stock plans	(1,506)	(16,332)
Stock compensation expense	11,280	11,460
Depreciation and amortization	9,772	9,575
Gain on sale of assets	(575)	(123)
Minority interest in earnings of consolidated entities	49	37
Other	417	334
Changes in operating assets and liabilities:
Decrease in accounts receivable	59,754	57,701
Decrease (increase) in other current assets	55	(677)
Increase (decrease) in accounts payable and other current liabilities	15,078	(13,635)
Increase in taxes payable, net	9,260	2,469

Net cash provided by operating activities	178,705	116,079

Investing Activities:
Decrease in short-term investments	47	86
Purchase of property and equipment	(10,210)	(13,438)
Proceeds from sale of property and equipment	42	379
Other	363	(340)

Net cash used in investing activities	(9,758)	(13,313)

Financing Activities:
Net distributions to minority interests	(107)	—
Borrowings of short-term debt, net	810	220
Proceeds from issuance of common stock	4,614	15,266
Repurchases of common stock	(18,618)	(72,398)
Excess tax benefits from stock plans	1,506	16,332

Net cash used in financing activities	(11,795)	(40,580)

Effect of exchange rate changes on cash	9,215	3,272

Increase in cash and cash equivalents	166,367	65,458

Cash and cash equivalents at beginning of period	574,599	511,358

Cash and cash equivalents at end of period	740,966	576,816

Interest and taxes paid:
Interest	71	11
Income tax	24,272	33,033

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended March 31, 2008

Revenues from unaffiliated customers	$297,946	35,069	679,850	185,564	19,839	21,860	67,193		1,307,321
Transfers between geographic areas	$24,081	2,073	5,111	10,502	2,134	3,307	3,997	(51,205)	—
Total revenues	$322,027	37,142	684,961	196,066	21,973	25,167	71,190	(51,205)	1,307,321

Net revenues	$149,055	16,674	98,741	65,773	11,699	12,645	19,741		374,328
Operating income	$32,539	3,131	46,021	12,437	3,472	3,263	4,701		105,564
Identifiable assets at quarter end	$999,281	70,349	465,935	444,133	36,072	52,824	109,713	5,396	2,183,703
Capital expenditures	$3,636	336	3,303	1,610	194	271	860		10,210
Depreciation and amortization	$5,346	312	1,254	1,768	249	315	528		9,772
Equity	$1,437,355	34,711	355,801	171,294	23,068	27,142	52,381	(801,940)	1,299,812

Three months ended March 31, 2007

Revenues from unaffiliated customers	$245,725	28,086	602,031	156,379	14,783	19,371	52,571		1,118,946
Transfers between geographic areas	$22,498	1,978	3,980	7,761	1,697	2,506	3,423	(43,843)	—
Total revenues	$268,223	30,064	606,011	164,140	16,480	21,877	55,994	(43,843)	1,118,946

Net revenues	$135,467	14,700	93,153	56,027	8,927	9,795	16,067		334,136
Operating income	$28,063	2,729	44,884	10,151	2,404	2,052	4,242		94,525
Identifiable assets at quarter end	$878,559	62,270	395,634	361,557	27,678	38,209	75,262	(2,370)	1,836,799
Capital expenditures	$8,705	324	1,333	1,385	694	495	502		13,438
Depreciation and amortization	$5,169	331	1,375	1,737	200	400	363		9,575
Equity	$1,239,866	29,120	285,593	126,658	17,169	17,481	36,299	(650,659)	1,101,527